                           TRADEMARK LICENSE AGREEMENT

                                 by and between

                      RITTENHOUSE FINANCIAL SERVICES, INC.

                             THE JOHN NUVEEN COMPANY

                                       and

                          THE RITTENHOUSE TRUST COMPANY

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
DEFINITIONS

   "Affected Product" ................................................     2
   "Agreement" .......................................................     2
   "Claims" ..........................................................     2
   "Corporate License" ...............................................     2
   "Corporate Materials" .............................................     2
   "Corporate Trademarks" ............................................     2
   "Covered Area" ....................................................     2
   "Effective Date" ..................................................     2
   "Indemnified Party"................................................     2
   "Indemnifying Party" ..............................................     2
   "Infringement" ....................................................     2
   "Inter-Company Agreement" .........................................     2
   "Laws" ............................................................     2
   "Licensee" ........................................................     2
   "Licensor" ........................................................     3
   "Non-Competing Business" ..........................................     3
   "Permitted Family Transferee" .....................................     3
   "Products" ........................................................     3
   "RFS Products" ....................................................     3
   "RFS Trademarks" ..................................................     3
   "RFS Trademark License" ...........................................     3
   "Stock Purchase Agreement" ........................................     3
   "Transaction Agreements" ..........................................     3
   "Trust Products" ..................................................     3

1. License Grant .....................................................     3

2. Standards and Inspection ..........................................     4

3. Compliance with Laws ..............................................     6

4. Notification of Third-Party Inquiries .............................     6

5. Goodwill ..........................................................     7

6. Title and Protection ..............................................     7

7. Indemnification ...................................................     9

8. Term and Termination ..............................................    12

9. Effect of Termination .............................................    14


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                                                                            Page

10.   [Intentionally Omitted] .............................................  15

11.   Insurance ...........................................................  15

12.   Disclaimer of Warranties and Representations
      by Licensor .........................................................  16

13.   Notices .............................................................  16

14.   Section Order and Headings ..........................................  17

15.   Governing Law .......................................................  17

16.   Specific Performance ................................................  17

17.   No Joint Venture ....................................................  17

18.   Assignment or Sublicense ............................................  17

19.   Waiver ..............................................................  18

20.   Severability ........................................................  18

21.   Entire Agreement ....................................................  18

22.   Agreement for Parties' Benefit Only .................................  18


Schedule A      Corporate Trademarks
Schedule B      RFS Trademarks













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                           TRADEMARK LICENSE AGREEMENT

               This Trademark License Agreement (hereinafter referred to as the "Agreement") is made and entered into as of August 31, 1997, between Rittenhouse Financial Services, Inc., a corporation organized under the laws of Delaware (hereinafter referred to as "RFS" or the "Licensor"), The John Nuveen Company, a Delaware Corporation ("JNC") and The Rittenhouse Trust Company, a trust company and commercial bank organized under the laws of the Commonwealth of Pennsylvania (hereinafter referred to as "RTC" or the "Licensee").

               WHEREAS, Licensor is the owner of certain valuable trademarks referred to herein as the "RFS Trademarks"; and

               WHEREAS, Licensor is the owner of certain valuable trademarks referred to herein as the "Corporate Trademarks" under which Licensee (which was at such time an affiliate of Licensor) has promoted and identified itself to the community at large and marketed, distributed and sold certain investment products and services; and

               WHEREAS, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated July 14, 1997, among JNC, George W. Connell and Licensor, JNC is acquiring from George W. Connell on the date hereof all of the capital stock of Licensor; and

               WHEREAS, the Licensee desires to use the RFS Trademarks and the Corporate Trademarks in connection with the NonCompeting Business (as defined herein) in the Covered Area (as defined herein); and

               WHEREAS, subject to the terms and conditions contained herein, Licensor is willing to grant to Licensee the right and license to use the RFS Trademarks and Corporate Trademarks as provided herein.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee hereby agree as follows:

                                   DEFINITIONS

               Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement or such other document as specifically referenced.

               "Affected Product" shall have the meaning set forth in Section 8.d hereof.

               "Agreement" shall have the meaning set forth in the preamble hereof.

               "Claims" shall have the meaning set forth in Section 7.a hereof.

               "Corporate License" shall have the meaning set forth in Section 1 hereof.

               "Corporate Materials" means any buildings, signs, fixtures, vehicles, stationery, business cards, order forms, bills, brochures, advertising, marketing, promotional and other materials used by the Licensee in the conduct of any NonCompeting Business.

               "Corporate Trademarks" means the trademarks identified on Schedule A hereto, and "Corporate Trademark" is any one of such trademarks.

               "Covered Area" means the areas or regions within the United States set forth on Schedule F to the Inter-Company Agreement and any other area within the United States to the extent, and only to the extent, Licensee conducts the NonCompeting Business therein, including without limitation the marketing, distributing or selling Trust Products in such area.

               "Effective Date" shall have the meaning set forth in Section 8.a hereof.

               "Indemnified Party" shall have the meaning set forth in Section 7.d hereof.

               "Indemnifying Party" shall have the meaning set forth in Section 7.d hereof.

               "Infringement" shall have the meaning set forth in Section 6.c hereof.

               "Inter-Company Agreement" means that certain InterCompany Agreement, dated as of August 31, 1997, by and among Licensee, Licensor, JNC and George W. Connell.

               "Laws" shall have the meaning set forth in Section 8.h hereof.

               "Licensee" shall have the meaning set forth in the preamble hereof.

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


               "Licensor" shall have the meaning set forth in the preamble hereof.

               "Non-Competing Business" shall have the meaning set forth in the Inter-Company Agreement.

               "Permitted Family Transferee" shall have the meaning set forth in the Inter-Company Agreement.

               "Products" means all investment products and services, including without limitation managed account investment advisory and broker-dealer services, and all other products and services whether or not heretofore or hereafter marketed, distributed or sold by Licensor or Licensee, and "Product" is any one of such products of services.

               "RFS Trademarks" means the trademarks identified on Schedule B hereto, and "RFS Trademark" is any one of such trademarks.

               "RFS Trademark License" shall have the meaning set forth in
Section 1 hereof.

               "Stock Purchase Agreement" shall have the meaning set forth in the recitals hereof.

               "Transaction Agreements" shall have the meaning set forth in the Stock Purchase Agreement.

               "Trust Products" are Products which may be marketed, distributed or sold by or on behalf of Licensee in the NonCompeting Business (as defined in the Inter-Company Agreement).

         1.    LICENSE GRANT

               Licensor hereby grants to the Licensee, and Licensee hereby accepts, a fully paid-up, non-assignable (subject to Section 18 hereof), exclusive right and license to use the RFS Trademarks (the "RFS Trademark License") and the Corporate Trademarks (the "Corporate License") in connection with the Non-Competing Business in the Covered Area, including without limitation the marketing, distribution and sale by the Licensee, including through agents, of Trust Products and Corporate Materials in the Covered Area, and in the case of the Corporate Trademarks the use of the Corporate Trademarks in its corporate name and/or as a symbol of corporate identity in the Covered Area, subject in each case to the term and termination provisions set forth in
Section 8 hereof and the terms and conditions set forth in this Section 1. In consideration for the grant of the RFS Trademark License and the Corporate License,



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the Licensee shall pay to Licensor, JNC or an affiliate of JNC $500,000 on the second Business Day following the date hereof in immediately available funds by wire transfer in lawful money of the United States of America to an account designated by the Licensor, which payment obligation shall survive any termination of this Agreement or any curtailment, limitation, suspension or termination of Licensee's rights hereunder. Each of the RFS Trademark License and the Corporate License are subject to the following terms and conditions:

               a. The Licensee may use the RFS Trademarks and the Corporate Trademarks in connection with Trust Products and any Corporate Materials related thereto used in the Non-Competing Business in such form and manner as currently used by Licensee, and in such other forms and manners as is permitted by Section 2.

               b. The Licensee shall have no right to use any RFS Trademark or Corporate Trademark or any reproduction, counterfeit, copy or colorable imitation thereof, or otherwise to deal in or with any RFS Trademark or Corporate Trademark or any reproduction, counterfeit, copy or colorable imitation thereof, other than as expressly granted in this Agreement.

               C. Nothing in this Agreement shall be construed to prevent Licensor from using or granting any other license or right to market, distribute or sell services or products under or from otherwise utilizing or exploiting the "Rittenhouse" name or trademark or other name or trademark, other than the RFS Trademarks and the Corporate Trademarks.

               d. Without the prior written consent of Licensor, Licensee shall not use or exploit any RFS Trademark or Corporate Trademark outside of the Covered Area.

               e. Licensor shall not use or exploit, or agree to permit any third party to use or exploit, the RFS Trademarks or the Corporate Trademarks.

         2.    STANDARDS AND INSPECTION

               a. Licensor and Licensee acknowledge and agree that Licensor monitors and controls the standards that are maintained with respect to the marketing, distribution and sale of Products (whether by Licensor or any Affiliate of Licensor). In accordance with the terms of this Section 2, the Licensee acknowledges its obligation to maintain its standards with respect to the marketing, distribution and sale of Trust Products and the use of Corporate Materials, the standards for which


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shall be at least equal to those standards maintained by Licensee for the same immediately prior to the date hereof.

               b. Prior to Licensee's introduction or sale of any substantially new Trust Product not previously approved in writing by Licensor, Licensee shall submit to Licensor, for Licensor's written approval, (i) a written description in reasonable detail of such substantially new Trust Product and, upon the request of Licensor (which must be made by Licensor within five business days of the receipt by Licensor of the request for approval of such substantially new Trust Product), any or all information relating to such substantially new Trust Product (but only to the extent that such information is reasonably related to Licensor's quality standards under this Agreement; and in any case such information to be held confidential and not used by Licensor for any purpose other than its review hereunder), and (ii) specimens or new mechanical artwork for Corporate Materials that Licensee intends to use with such substantially new Trust Product. After Licensor has rendered its written approval (which may be withheld only if such substantially new Trust Product or Corporate Material would (x) fall below the standards set forth in Section 2.a hereof or (y) be likely to cause market confusion or be materially misleading to the relevant purchasing or investing public, associate an RFS Trademark or Corporate Trademark with a product or service other than a Trust Product, be materially derogatory to Licensor or any of its Affiliates or any other Person, or otherwise materially reflect negatively on or materially adversely affect Licensor or any of its Affiliates or any RFS Trademark or Corporate Trademark), the then-approved Trust Products and Corporate Materials shall be the standard for such Trust Products and Corporate Materials marketed, distributed or sold thereafter.

               c. Without the prior written approval of Licensor, Licensee shall not use any RFS Trademark or Corporate Trademark in connection with any Trust Products or any Corporate Materials that deviate substantially from the approved standard.

               d. Licensor acknowledges that if Licensor does not express its disapproval of any Corporate Materials within ten (10) business days, or any substantially new Trust Product within twenty (20) business days, of the receipt of written notice and description thereof (and substantially all of the information requested pursuant to Section 2.b hereof), Licensor shall be deemed to have given Licensee its written approval thereof. If Licensor does not approve any such Trust Products or Corporate Materials, the reason for disapproval shall be explained in writing to Licensee.


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               e. From time to time (but not more often than semiannually), at
Licensor's reasonable written request and at its expense, Licensee shall submit to Licensor a list and summary description of all Trust Products and Corporate Materials then used, marketed, distributed or sold by Licensee to the extent such Trust Products or Corporate Materials have not been included on a prior list provided to Licensor in response to an earlier request under this Section 2.e.

               f. The Licensee acknowledges and agrees that Licensor may inspect, or cause to be inspected, at reasonable times during normal business hours and upon reasonable notice (but not more often than (x) annually during such time as Licensor and Licensee are sharing office space or (y) semi-annually during such time as Licensor and Licensee are not sharing office space), each of Licensee's facilities at which Trust Products are then being marketed, distributed or sold.

               g. The Licensee agrees that it shall incorporate provisions consistent with this Agreement into any new agreements, and shall use commercially reasonable efforts to do so with respect to any existing agreements, with any third parties whom Licensee may employ or contract to market, distribute or sell any Trust Products using the RFS Trademarks or the Corporate Trademarks.

          3.   Compliance with Laws

               The Licensee warrants that all Trust Products shall be marketed, sold and distributed, on or after the date hereof, in accordance in all material respects with all applicable United States federal, state and local laws, executive regulations and other governmental orders. Without limiting the foregoing, Licensee will acquire and maintain at its own cost and expense all material governmental licenses, permits and other authorizations necessary for its marketing, distribution and sale of Trust Products and the performance of its activities and obligations hereunder. The Licensee warrants that the marketing, distribution and sale of Trust Products and other exploitation of the RFS Trademarks or Corporate Trademarks by the Licensee shall not reflect materially adversely upon the good name of Licensor or any of its programs, products, services or properties, or any RFS Trademarks or Corporate Trademarks.

          4.   Notification of Third-Party Inquiries

               a. The Licensee shall immediately notify Licensor of, and forward to Licensor copies of any written material relating to, any inquiry, investigation or any other action by


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any governmental body or unit thereof, or any investor inquiries or complaints, with respect to the marketing, sale or distribution of any Trust Product by Licensee, or other exploitation of the RFS Trademarks or Corporate Trademarks by Licensee, and all responses, if any, thereto. If Licensor wishes to take further action with respect to any such inquiry, investigation, action, or complaint, Licensee shall at Licensor's expense follow Licensor's reasonable instructions in connection therewith, provided that Licensee shall not be required to take any action that would materially derogate from the right and license granted to Licensee hereunder.

               b. The Licensor shall immediately notify Licensee of, and forward to Licensee copies of any written material relating to, any inquiry, investigation or any other action by any governmental body or unit thereof, or any investor inquiries or complaints, with respect to the marketing, sale or distribution by Licensor of any Product using or exploiting the RFS Trademarks, Corporate Trademarks or the "Rittenhouse" name, and all responses, if any, thereto. Licensor shall consult with and permit Licensee to join Licensor (at Licensee's expense) in any action with respect to any such inquiry, investigation, action or complaint if the right and license granted to Licensee hereunder would be adversely affected by the outcome of any such inquiry, investigation, action or complaint.

         5.    GOODWILL

               The Licensee recognizes the great value of the goodwill associated with all of the RFS Trademarks and Corporate Trademarks and acknowledges that each RFS Trademark and Corporate Trademark and all rights therein and goodwill pertaining thereto belong exclusively to Licensor, and agrees that it will not contest that each RFS Trademark and Corporate Trademark has and will continue to have a secondary meaning in the mind of the public to signify Licensor.

          6.   TITLE AND PROTECTION

               a. Title. (i) It is understood and agreed that neither Licensee nor any Affiliate of Licensee shall acquire or claim any title to (or otherwise represent itself to be the owner of) any RFS Trademark or Corporate Trademark by virtue of this Agreement or otherwise, the parties intending that all utilization of any RFS Trademark or Corporate Trademark shall at all times inure to the exclusive benefit of Licensor. Licensee shall not file an application to register any of the RFS Trademarks or Corporate Trademarks either in the United States or in any other jurisdiction. These obligations shall



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

survive the expiration or earlier termination of this Agreement for any reason.

               (ii) The Licensee shall not contest Licensor's (or its Affiliates') title to or ownership of, or the validity and enforceability of, the RFS Trademarks or Corporate Trademarks or any registrations of the RFS Trademarks or Corporate Trademarks by Licensor (or its Affiliates), or bring any action to cancel any such registrations thereof or contest the validity thereof. These obligations shall survive the expiration or earlier termination of this Agreement for any reason.

               (iii) The Licensee shall not at any time do, or cause to be done, any act or anything disparaging or ridiculing or materially adverse to the interests of Licensor (or its Affiliates), Licensor's (or its Affiliates') business practices or any of the RFS Trademarks or Corporate Trademarks. Nothing herein shall be construed to prohibit any party from asserting or enforcing any rights or remedies under any agreement or applicable law.

               (iv) Licensor currently intends to use all commercially reasonable efforts to maintain the goodwill associated with all of the RFS Trademarks and Corporate Trademarks, to protect and enforce Licensor's right, title and interest thereto to the fullest extent permitted under applicable law, and not to do, or cause to be done, any act or anything disparaging or ridiculing or materially adverse to any of the RFS Trademarks, or Corporate Trademarks.

               (v) Licensor shall use all commercially reasonable efforts to comply with all United States federal regulations required to maintain the validity of the RFS Trademarks and Corporate Trademarks.

               b. Modifications to RFS Trademarks and Corporate Trademarks. The Licensee acknowledges that Licensor has reserved the right to modify any or all of the RFS Trademarks and Corporate Trademarks. Any such modifications involving the RFS Trademarks or Corporate Trademarks shall, at all times, be and remain the property of Licensor, provided, however, that Licensor shall not modify the RFS Trademarks or the Corporate Trademarks in such a way as to conflict with or violate the rights granted to Licensee hereunder.

               c. Infringement. In the event that any actual, alleged or threatened infringement by or of any RFS Trademark or Corporate Mark or conflicting trademark applications or registrations relating to any RFS Trademark or Corporate Trademark (an "Infringement") comes to Licensee's attention, Licensee agrees to give prompt written notice thereof to Licensor. Without regard to the manner in which an Infringement comes to Licensor's attention, Licensor, at its option and at Licensor's sole expense, shall then have the sole right to determine whether or not any court or administrative proceedings shall be taken on account of any such Infringement. The Licensee shall not institute any suit or take any action on account of any such Infringement without the prior written approval of Licensor, which approval shall be in the sole discretion of Licensor. In the event of any litigation or proceeding involving a claim that Licensee's use of any RFS Trademark or Corporate Trademark infringes any proprietary rights of a third party, Licensor shall have sole control over such litigation or proceeding, including prosecution, defense and settlement thereof, and the Licensee shall cooperate fully with Licensor at Licensor's expense in the conduct thereof, and shall take such action, including without limitation by agreeing to be a named party in such a litigation or proceeding, as may be reasonably requested by Licensor for purposes of conferring standing or establishing jurisdiction. If the resolution of any such claim or action, whether voluntary or involuntary, precludes the use of any RFS Trademark or Corporate Trademark in connection with one or more of the Trust Products or Corporate Materials, this Agreement shall terminate as to such Trust Products or Corporate Materials, as the case may be, and neither party hereto shall have with respect to such Trust Products or corporate Materials any further obligation in connection herewith except as provided in Sections 6.a, 7 and 9 (and subject to the following proviso). Notwithstanding any of the foregoing, if Licensor determines not to institute any suit or take any action on account of any Infringement, Licensee shall be permitted to institute such a suit or take any such action, provided that Licensee (i) may not settle any such suit or action without Licensor's written consent, (ii) shall cede sole control thereof to Licensor upon Licensor's request and (iii) shall not be so permitted to institute such suit or take such action to the extent instituting such suit or taking such action would violate Section 6.a(iii) hereof. At the request of Licensee, Licensor shall cooperate (at Licensee's expense) with any suit instituted or action taken by Licensee.

          7.   INDENIFICATION

               a. The Licensee shall at all times during the continuance of this Agreement, and at all times after the expiration or termination hereof, indemnify, defend and hold Licensor and each of its officers, directors and employees harmless from any and all claims, demands, damages, judgments, liability, losses, costs and expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) and actions,


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

including, without limitation, any claim or action based on negligence, gross negligence, strict liability or any other theory of liability, whether in law (whether common or statutory) or equity (together, "Claims") made or asserted against or by Licensor (whether resulting from third party claims or otherwise), or any or all of the above mentioned persons or their successors, arising or resulting directly or indirectly (1) from Licensee's breach of any of Licensee's obligations under this Agreement; (2) out of the marketing, distribution or sale of any Trust Products marketed, distributed or sold by or on behalf of Licensee at any time after the date hereof; or (3) on account of any actual or alleged trademark infringement, or false advertising or unfair competition arising after the date hereof from the use of any RFS Trademark or Corporate Trademark by Licensee or any of its Affiliates or the marketing, distribution, promotion, exploitation or sale of any Trust Products by Licensee or any of its Affiliates. It is understood and agreed by Licensor that the aforesaid indemnification shall not apply and the Licensee shall have no liability to Licensor or its officers, directors or employees to the extent that the injury, damage or other occurrence complained of was caused by the negligent act or failure to act or willful misconduct of Licensor or any of its Affiliates, regardless of whether the Licensee has approved, been deemed to approve or failed to deny any such action or failure to act; provided, however, that the failure of Licensor to exercise any rights under this Agreement, or the grant of (or failure to deny) any approval hereunder, or the conducting of any inspection, shall not be deemed an action or a failure to act for purposes of this sentence. Notwithstanding the foregoing, no provision in this Agreement shall extend, limit, supersede or otherwise affect, or be extended, limited, superseded or otherwise affected by, the right of the Licensee to be indemnified by Licensor under the Stock Purchase Agreement.

               b. Except as set forth in Section 7.a, none of Licensee or any of its agents, officers, directors and employees will be responsible, in any way, to any party whatsoever, with respect to any Claims arising or resulting directly or indirectly from the marketing, distribution, promotion, exploitation or sale of Products using or exploiting the RFS Trademarks, the Corporate Trademarks or the "Rittenhouse" name after the date hereof by Licensor or an Affiliate of Licensor or on behalf of Licensor by any Person, except as provided in the Stock Purchase Agreement. Except as set forth in Section 7.c, none of Licensor or any of its agents, officers, directors and employees will be responsible, in any way, to any party whatsoever, with respect to any Claims arising or resulting directly or indirectly from the marketing, distribution, promotion, exploitation or sale of Trust Products after the date hereof by



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


Licensee or an Affiliate of Licensee or on behalf of Licensee by any Person.

               C. Licensor shall at all times during the continuance of this Agreement, and at all times after the expiration or termination hereof, indemnify, defend and hold Licensee and each of its officers, directors and employees harmless from any and all Claims made or asserted against or by Licensee (whether resulting from third party claims or otherwise), or any or all of the above mentioned persons or their successors, arising or resulting directly or indirectly (1) from Licensor's breach of any of Licensor's obligations under this Agreement; or (2) on account of any actual or alleged trademark infringement, or false advertising or unfair competition arising after the date hereof from the use of any RFS Trademark, Corporate Trademark or the "Rittenhouse" name by Licensor or any of its Affiliates (or any licensee of Licensor other than the Licensee) or the marketing, distribution, promotion, exploitation or sale of any Products by Licensor or any of its Affiliates (or any licensee of Licensor other than Licensee). It is understood and agreed by the Licensee that the aforesaid indemnification shall not apply and Licensor shall have no liability to Licensee or its officers, directors or employees to the extent that the injury, damage or other occurrence complained of was caused by the negligent act or failure to act or willful misconduct of the Licensee or any of its Affiliates, regardless of whether Licensor has approved, been deemed to approve or failed to deny any such action or failure to act; provided, however, that the failure of the Licensee to exercise any rights under this Agreement shall not be deemed an action or failure to act for purposes of this sentence. Notwithstanding the foregoing, no provision in this Agreement shall extend, limit, supersede or otherwise affect, or he extended, limited, superseded or otherwise affected by, the right of Licensor to be indemnified by Licensee under the Stock Purchase Agreement.

               d. If a Claim by a third party is made against any person entitled to indemnification pursuant to this Section 7 (an "Indemnified Party"), and if such Indemnified Party intends to seek indemnity with respect thereto under this Section 7, such Indemnified Party shall promptly notify in writing the party obligated to indemnify such Indemnified Party (the "Indemnifying Party") of such Claims setting forth such Claims in reasonable detail, provided that failure to give a timely notice shall not limit the indemnification obligations of the Indemnifying Party hereunder except to the extent that the delay in giving, or failure to give, such notice has an adverse effect upon the ability of the Indemnifying Party to defend against such claim. The Indemnifying Party shall have thirty (30) days, or such lesser time, if applicable, so as not to


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


prejudice the rights of the Indemnified Party, after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party's notice of a Claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement or consent to entry of any judgment that provides for injunctive or other non-monetary relief affecting the Indemnified Party or does not include as an unconditional term thereof the giving by the person or persons asserting such Claim to all Indemnified Parties of unconditional release from all liability with respect to such claim. Notwithstanding all of the foregoing, to the extent that anything set forth in this Section 7.d is inconsistent with Section 6.c hereof, such Section 6.c shall control.

               e. In the event of a challenge or protest by any state attorney general or any United States, federal, state, local or other governmental or regulatory authority, agency or body alleging false or misleading advertising or marketing, the Indemnified Party shall (to the extent permitted by law or such governmental or regulatory authority, agency or body) have the right to participate in any settlement proceedings related thereto and to be consulted by the Indemnifying Party regarding such settlement, and the Indemnifying Party shall use its best efforts to give the Indemnified Party five (5) days, advance notice before the public release of any settlement or other statement of the terms under which any such challenge or protest has been settled or compromised.

          8.   TERM AND TERMINATION

               a. This Agreement shall be effective as of the date first written above (the "Effective Date").

               b. This Agreement shall remain in effect until the earlier of (x) the time at which a majority of the outstanding capital stock of Licensee ceases to be owned by George W. Connell or Permitted Family Transferees and (y) the time at which a competitor of JNC owns any of the outstanding capital stock of Licensee, unless sooner terminated as set forth below (the earlier of such dates, the "License Termination Date").

               c. Licensor may terminate this Agreement if Licensee shall be in breach of any material obligation to Licensor hereunder or under any of the Transaction Agreements, by giving written notice to Licensee calling attention to such breach, specifying the nature thereof and the action required to correct the breach and stating Licensor's desire to terminate this Agreement, and such termination shall become effective if Licensee shall have failed to remedy the breach within thirty (30) days after receipt of such notice from Licensor of such breach. Licensee may terminate this Agreement by giving written notice to Licensor, and such termination shall become effective as of the fifth day after receipt of such notice by Licensor or such later date as specified in such notice.

               d. In the event that any Trust Product marketed, distributed or sold by Licensee bearing any RFS Trademark or Corporate Trademark becomes in the reasonable judgment of Licensor, the subject of widespread material adverse publicity or public image (in either case, such Trust Product being referred to as an "Affected Product"), Licensor shall give written notice to Licensee, including in such notice evidence of such widespread material adverse publicity and Licensor's desire to terminate this Agreement, and Licensor may terminate this Agreement, which termination shall become effective unless, within ten (10) days after receipt of such notice from Licensor, Licensee shall have ceased marketing, distributing or selling the Affected Product, provided that any termination under this Section 8.3 shall only be to the extent reasonably necessary to prevent material harm to or diminution in the value of the goodwill associated with the RFS Trademarks and Corporate Trademarks.

               e. If Licensee or any parent corporation of Licensee files a petition of bankruptcy, or an order for relief under the Bankruptcy Code or other insolvency law is entered against Licensee or any parent corporation of Licensee or if Licensee or any parent corporation of Licensee is adjudicated as bankrupt, or if a petition in bankruptcy is filed against Licensee or any parent corporation of Licensee and not discharged within ninety (90) days thereafter, or if Licensee or any parent corporation of Licensee becomes insolvent and unable to pay its debts generally as they mature or makes a general assignment for the benefit of its creditors or files a plan or similar arrangement pursuant to any bankruptcy or insolvency law, or if the Licensee discontinues its business, or if a receiver is appointed for it or its business, the licenses hereby granted shall automatically terminate forthwith without any notice whatsoever being necessary. Should this Agreement be so terminated, Licensee, its administrators, successors and assigns shall have no right to sell, exploit or in any way deal with or in any Product covered by this Agreement or any written or printed or tangible matter, in each case bearing any RFS Trademark or Corporate Trademark, except with and under the special consent and instructions in writing of Licensor or as provided in Section 9.a.

               f. Termination of any license granted herein pursuant to the provisions of this Section 8 shall be without prejudice to any rights that Licensor may otherwise have against Licensee or Licensee may otherwise have against Licensor. The rights of the parties under this Section 8 shall not be exclusive, and the exercise or nonexercise thereof shall not preclude the exercise by any party of any other right or remedy that it may have under this Agreement or by law against another party.

               g. Upon termination of this Agreement, Licensee shall comply with all the terms set forth in this Agreement covering obligations of Licensee upon termination.

               h. The license granted hereunder shall not terminate upon Licensor filing a petition of bankruptcy, or an order for relief under the Bankruptcy Code or other insolvency law being entered against Licensor or Licensor being adjudicated as bankrupt. Without limiting the generality of the foregoing, Licensor hereby waives any rights or remedies it may have under any local, state, federal or foreign insolvency, bankruptcy or other laws (the "Laws"), including without limitation 11 U.S.C. ss. 365 or any provision of any Laws similar thereto, to reject, cancel, suspend, modify or terminate this Agreement or any rights granted hereunder to the Licensee or any of its sublicensees.

         9.    EFFECT OF TERMINATION

               a. Upon the License Termination Date, the Licensee will cease use of any RFS Trademark or Corporate Trademark or any further reference thereto, direct or indirect, or any reproduction, counterfeit, copy or colorable imitation thereof, in connection with the marketing, sale or distribution of Products or any other of Licensee's products or services or other items of tangible or intangible property, or in connection with any Corporate Materials; 1provided, however, that in the event of a termination of this Agreement or any license granted herein pursuant to Section 8.b, Section 8.d or Section 8.e, Licensee may continue to use such RFS Trademarks and Corporate Trademarks pursuant to the terms of this Agreement until the earliest of (i) 60 (or 15 in the case of use of the Corporate Trademarks), 60 or 180, in the cases of Sections 8.b, 8.d and

8.e, respectively, calendar days following the License Termination Date or (ii) the date upon which all inventory existing on the License Termination Date of Corporate Materials has been exhausted (provided that Licensee shall not have maintained inventory of Corporate Materials at levels materially higher than consistent with past practice prior to the date hereof).

               b. The Licensee acknowledges that its use of any RFS Trademark or Corporate Trademark (other than as permitted by Section 9.a) after termination of the licenses granted herein to use such RFS Trademark or Corporate Trademark will result in immediate and irreparable damage to Licensor and to the rights of any subsequent licensee.

               C. The Licensee shall not be able to claim from Licensor any damages or compensation for losses or expenses incurred or for loss of profits arising in any fashion from Licensor's or Licensee's termination of this Agreement or any license granted hereunder in accordance with the terms hereof.

               d. Termination of this Agreement for any reason shall not affect those obligations that have theretofore accrued or that, from the context hereof, are intended to survive termination of this Agreement, including without limitation Section 7 hereof and Licensees obligation to pay the licensee fee hereunder to Licensor, JNC or an affiliate of JNC pursuant to Section 1 hereof.

               e. Except as specifically provided herein, upon termination, all rights granted to Licensee hereunder shall forthwith revert to Licensor, and Licensee shall immediately refrain from further use of any RFS Trademark or Corporate Trademark and any reference thereto, direct or indirect.

          10.  [INTENTIONALLY OMITTED]

          11.  INSURANCE

               Licensee shall obtain within 30 days following the execution of this Agreement, at its own cost and expense, five million dollars ($5,000,000) of product liability coverage, with deductibles of no more than $500,000, protecting Licensor against any claims of a nature generally insured against under such policies or Claims arising in any fashion from the marketing, distribution, advertising, promotion or sale of Trust Products using any RFS Trademark or Corporate Trademark. Within 30 days following the execution of this Agreement, Licensee shall submit to Licensor certificates of insurance with a thirty (30) day prior written notice of cancellation provision, with Licensor named as an additional insured party, as evidence of such insurance coverage. Licensee shall keep such policies in force during the term of this Agreement and for one year thereafter, and submit to Licensor evidence of renewal prior to the expiration of the original term of insurance and each renewal term thereafter.

          12.  DISCLAIMER OF WARRANTIES AND REPRESENTATIONS BY LICENSOR

               Licensor makes no warranty or representation whatsoever, express or implied, as to the amount of gross revenues, net revenues, profits or levels of assets under management that Licensee will derive from or may expect with respect to Products or the use of any RFS Trademark or Corporate Trademark.

          13.  NOTICES

               All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Licensor shall he addressed to:

                    The John Nuveen Company
                    333 West Wacker Drive
                    Chicago, Illinois 60606
                    Telecopy: (312) 917-7952
                    Attention: General Counsel

or at such other address and to the attention of such other person as Licensor may designate by written notice to Licensee. Notices to the Licensee shall be addressed to:

                    The Rittenhouse Trust Company
                    Two Radnor Corporate Center
                    Radnor, Pennsylvania 19087-4570
                    Telecopy: (610) 293-3494
                    Attention: George W. Connell

                    with a copy to:

                    Schnader Harrison Segal & Lewis
                    1600 Market Street
                    Philadelphia, Pennsylvania 19103-4252
                    Telecopy: (215) 751-2205
                    Attention: Bruce A. Rosenfield

          14.  SECTION ORDER AND HEADINGS

               The Section order and headings are for convenience only and shall not be deemed to affect in any way the language, obligations or the provisions to which they refer.

          15.  GOVERNING LAW

               THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

         16.   SPECIFIC PERFORMANCE

               Licensor, Licensee and JNC each acknowledge that, in view of the uniqueness of its business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that the covenants and agreements to be performed hereunder have not been performed in accordance with their terms, and therefore agree that the other parties shall be entitled to specific enforcement of the terms hereof in addition to indemnification hereunder and any other equitable remedy to which such parties may be entitled.

         17.   NO JOINT VENTURE

               Nothing herein contained shall be construed to place the parties in the relationship of principal and agent, partners or joint venturers, and neither Licensor nor Licensee shall have any power to obligate or bind the other in any manner whatsoever.

          18.  ASSIGNMENT OR SUBLICENSE

               This Agreement and all benefits, rights and duties hereunder are personal to the Licensee and may not be assigned or sublicensed by the Licensee; Provided, however, that Licensee may assign or sublicense any or all of its benefits, rights and duties hereunder to one or more wholly owned subsidiaries of Licensee, provided that any such subsidiary shall agree to be bound by all of the terms hereof as if such subsidiary were Licensee, and provided, further, that no such assignment or sublicense shall relieve Licensee of any of its obligations or duties hereunder. The Licensee shall not delegate or make this Agreement or any rights hereunder the subject of a security interest or otherwise encumber this Agreement or any rights hereunder. Licensor may assign this Agreement and the benefits hereof, upon written notice to Licensee.

          19.  Waiver

               The failure of any party hereto to enforce any provision of this Agreement, or any right with respect thereto, or failure to exercise any election provided for herein, shall in no way be considered a waiver of such provision, right, or election, or in any way affect the validity of this Agreement. The failure of any party hereto to enforce any provision, right or election shall not prejudice such party from later enforcing or exercising that provision, right, or election which it has under this Agreement.

          20.  Severability

               In the event that any provision of this Agreement or any part hereof is found to be invalid, the remainder of this Agreement shall be binding on the parties and construed as if the invalid provisions or parts hereof have been deleted from this Agreement.

         21.   Entire Acrreement

               This Agreement, together with the Transaction Agreements, sets forth the entire understanding of the parties in respect of the subject matter hereof, and it may be amended or modified only in writing executed by each party hereto. In the event of any conflict between the provisions of said agreements, the terms of this Agreement shall govern with respect to the subject matter hereof.

          22.  Agreement for Parties' Benefit Only

               Except for Section 7, upon which the Indemnified Parties may rely, this Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder, and no person other than the parties hereto and the persons set forth above is entitled to rely on any representation, warranty or covenant contained herein.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   RITTENHOUSE FINANCIAL SERVICES, INC.

                                   By:
                                      -------------------------------
                                      Name:
                                      Title:



                                   THE JOHN NUVEEN COMPANY

                                   By: /s/ John P. Amboian
                                      -------------------------------
                                      Name:  John P. Amboian
                                      Title: Executive Vice President



                                   THE RITTENHOUSE TRUST COMPANY

                                   By:
                                      -------------------------------
                                      Name:
                                      Title:

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   RITTENHOUSE FINANCIAL SERVICES, INC.

                                   By: /s/ GEORGE W. CONNELL
                                      -------------------------------
                                      Name:
                                      Title:



                                   THE JOHN NUVEEN COMPANY

                                   By:
                                      -------------------------------
                                      Name:
                                      Title:



                                   THE RITTENHOUSE TRUST COMPANY

                                   By: /s/ GEORGE W. CONNELL
                                      -------------------------------
                                      Name:
                                      Title:

                                                                    Schedule A

                              Corporate Trademarks
                              --------------------

"Rittenhouse Trust"

"The Rittenhouse Trust Company"

"Rittenhouse Trust Company"

"The Rittenhouse Trust"

"Rittenhouse Trust Securities, Inc."

                                                                  Schedule B

                                 RFS TRADEMARKS
                                 --------------

"Rittenhouse Trust" alone or in combination with other words, phrases and designs